                                                                    EXHIBIT 10.9

                    AGREEMENT OF PURCHASE AND SALE OF ASSETS
                    ----------------------------------------


     This Agreement of Purchase and Sale of Assets (this "Agreement") is entered into and effective as of May 19, 1997 by and among LITIGATION RESOURCES OF AMERICA-CALIFORNIA, INC., a California corporation (the "Buyer"), LITIGATION RESOURCES OF AMERICA, INC., a Texas corporation and the parent of Buyer (the "Parent"), PETER GIAMMANCO and LESLIE GIAMMANCO, individuals who are husband and wife residing in the State of California doing business as G & G COURT REPORTERS (the "Giammancos") and PETER GIAMMANCO and LESLIE GIAMMANCO, Trustees of the GIAMMANCO FAMILY TRUST established under Declaration of Trust dated August 21, 1996 governed by the law of the State of California, also doing business as G & G COURT REPORTERS (the "Trust") (the Giammancos and the Trust are herein collectively referred to as "Seller"). Buyer, Parent and Seller are hereinafter sometimes referred to collectively as the "Parties" or singularly as a "Party."

                              W I T N E S S E T H :
                              - - - - - - - - - -

     WHEREAS, the Seller is the owner of various assets associated with the Business (as hereinafter defined);

     WHEREAS, the Buyer desires to purchase all of the Assets (as hereinafter defined) owned by the Seller and used in the Business, and the Seller desires to sell such Assets to the Buyer;

     WHEREAS, in connection with the purchase and sale of the Assets, the Parties desire to set forth in this Agreement the terms and conditions with respect to the transfer of such Assets;

     NOW, THEREFORE, for and in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS
                               -------------------

     As used herein, the following terms shall have the following meanings:

     1997 Operational Taxes. The term "1997 Operational Taxes" shall have the meaning set forth in Section 2.6.

     Accounts Payable Report. The term "Accounts Payable Report" shall mean a report prepared as of the time specified which shows accounts payable of the Business by service provider and age of each account payable.

     Accounts Receivable. The term "Accounts Receivable" shall mean all accounts receivable of Seller generated in connection with the operations of the Business prior to the Effective Date and reflected on the Financial Statements as of the Effective Date in a manner consistent with Seller's past practices and the manner in which such information has been provided to Buyer.

     Accounts Receivable Report. The term "Accounts Receivable Report" shall mean a report prepared as of the time specified which shows accounts receivable of the Business by customer and age of each account receivable.

     Affiliate. The term "Affiliate" of a person shall mean, with respect to that person, a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is acting as agent on behalf of, or as an officer or director of that person. As used in the definition of Affiliate, the term "control" (including the terms "controlling," "controlled by," or "under common control with") means the possession, direct or indirect, of management and policies of a person whether through the ownership of voting securities, by contract, through the holding of a position as a director or officer of such person, or otherwise. As used in this definition, the term "person" means an individual, a corporation, a partnership, an association, a joint stock company, a trust, an incorporated organization, or a government or political subdivision thereof.

     Ancillary Agreements. The term "Ancillary Agreements" shall mean the Employment Agreement, the Employment Side Letter Agreement, the Bill of Sale, the Trust Side Letter Agreement, the Registration Rights Agreement, the Contingent Stock Pledge Agreement, the Subordination Agreements, Note 1 and Note 2.

     Assets.  The term "Assets" shall have the meaning set forth in Section 2.1.

     Assumed Liabilities. The term "Assumed Liabilities" shall have the meaning as contained in Section 2.6.

     Balance Sheet Report. The term "Balance Sheet Report" means the cash basis balance sheet of the Seller as of a given date showing the assets, liabilities and equity of the Seller adjusted to include accounts receivable, accounts payable and accrued liabilities and further adjusted to exclude Excluded Assets and Retained Liabilities, prepared by the Seller on a consistent basis as with prior time periods.

     Bill of Sale. The term "Bill of Sale" shall have the meaning set forth in
Section 6.2(h).

     Books and Records. The term "Books and Records" shall have the meaning set forth in Section 2.1(c).

     Business. The term "Business" shall mean the court reporting and litigation support business of the Seller as presently conducted.

     Buyer Indemnified Parties. The term "Buyer Indemnified Parties" shall have the meaning set forth in Section 7.1(A).

     Cash Purchase Price. The term "Cash Purchase Price" shall have the meaning set forth in Section 2.3(i).

     Closing. The term "Closing" shall mean the consummation of the events and transactions to take place on the Closing Date.

     Closing Date.  The term "Closing Date" shall mean May 19, 1997.

     Closing Date Accounts Payable Report. The term "Closing Date Accounts Payable Report" shall mean an Accounts Payable Report prepared as of the Closing Date.

     Closing Date Accounts Receivable Report. The term "Closing Date Accounts Receivable Report" shall mean an Accounts Receivable Report prepared as of the Closing Date.

     Closing Date Balance Sheet Report. The term "Closing Date Balance Sheet Report" shall mean a Balance Sheet Report prepared as of the Closing Date.

     Closing Date Income Statement. The term "Closing Date Income Statement" shall mean an income statement of the Seller, prepared as of the Closing Date.

     Closing Date Reports. The term "Closing Date Reports" shall have the meaning set forth in Section 2.4.

     Closing Date Schedule of Accrued Liabilities. The term "Closing Date Schedule of Accrued Liabilities" shall mean a Schedule of Accrued Liabilities prepared as of the Closing Date.

     Contracts. The term "Contract" shall have the meaning as contained in
Section 2.1(b).

     Customers. The term "Customers" shall have the meaning set forth in Section 3.23.

     Damages. The term "Damages" shall have the meaning set forth in Section 7.1(A).

     Effective Date. The term "Effective Date" shall mean 12:01 a.m., May 19, 1997.

     Employee. The term "Employee" shall mean any employee of the Seller who, as of the Effective Date, is employed or otherwise performs work or provides services in connection with the operation of the Business, including those, if any, on disability, sick leave, layoff or leave of absence, who, in accordance with the Seller's applicable policies, are eligible to return to active status, but shall not include any independent contractor providing court reporting services to Seller from time to time. The Employees of Seller are listed on
Schedule 1-A.
------------

     Employment Side Letter Agreement. The term "Employment Side Letter Agreement" shall mean that certain letter agreement between the Buyer and Pete Giammanco of even date herewith, relating to salary increases of Pete Giammanco as an employee of Buyer.

     ERISA. The term "ERISA" shall have the meaning as contained in Section
3.16.

     Equipment. The term "Equipment" shall have the meaning as contained in
Section 2.1(a).

     Excluded Assets. The term "Excluded Assets" shall have the meaning as contained in Section 2.2.

     Final Net Worth. The term "Final Net Worth" means total assets minus total liabilities, as reflected on the Closing Date Balance Sheet Report.

     Financial Statements. The term "Financial Statements" shall mean the internally compiled financial statements of the Seller as more fully described in Section 3.15 herein.

     GAAP. The term "GAAP" shall mean generally accepted accounting principles, consistently applied.

     Guaranteed Net Worth.  The term "Guaranteed Net Worth" shall mean $220,911.

     Intellectual Property. The term "Intellectual Property" shall have the meaning as contained in Section 2.1(g).

     Net Worth. The term "Net Worth" means total assets minus total liabilities as of a given time period as determined by the Balance Sheet Reports as of such time period.

     Note 1. The term "Note 1" shall have the meaning set forth in Section 2.3(ii).

     Note 2. The term "Note 2" shall have the meaning set forth in Section 2.3(iii).

     Notice of Action. The term "Notice of Action" shall have the meaning set forth in Section 7.1(C).

     Notice of Election. The term "Notice of Election" shall have the meaning set forth in Section 7.1(C).

     Offset. The term "Offset" shall have the meaning set forth in Section 9.11.

     Offset Claim. The term "Offset Claim" shall have the meaning set forth in
Section 9.11.

     Owner. The term "Owner" shall mean the Giammancos and the Trust, the owners of the Business.

     Parent Financial Statements. The term "Parent Financial Statements" shall have the meaning set forth in Section 4.7.

     Parent Shares. The term "Parent Shares" shall mean any of the shares of common stock of the Parent into which amounts due Seller under Note 1 or Note 2 have been converted, or any other security derived from such shares.

     Purchase Price. The term "Purchase Price" shall mean the consideration payable to the Seller for the Assets as set forth or contemplated in Section 2.3.

     Registration Rights Agreement. The term "Registration Rights Agreement" shall have the meaning as contained in Section 6.2(g).

     Retained Liabilities. The term "Retained Liabilities" shall have the meaning as contained in Section 2.6.

     Schedule of Accrued Liabilities. The term "Schedule of Accrued Liabilities" shall mean a schedule of accrued liabilities prepared for the period and as of the date specified.

     Seller Ancillary Agreements. The term "Seller Ancillary Agreements" shall have the meaning set forth in Section 3.11.

     Seller Indemnified Parties. The term "Seller Indemnified Parties" shall have the meaning set forth in Section 7.1(B).

     Shareholders' Agreement. The term "Shareholders' Agreement" shall have the meaning set forth in Section 6.10.

     Stock Pledge Agreement. The term "Stock Pledge Agreement" shall have the meaning as contained in Section 6.2(j).

     Subordination Agreements. The term "Subordination Agreements" shall mean those certain Subordination Agreements of even date herewith entered into among Sellers and any of the Company, the Parent, Affiliates, and holders of Senior Indebtedness (as such item is defined in Note 1).

     Trade Payables. The term "Trade Payables" shall mean all of the accounts payable of the Business incurred in the ordinary course of business existing as of the Effective Date, as set forth on the Closing Date Balance Sheet Report.

     Trust Side Letter Agreement. The term "Trust Side Letter Agreement" shall mean that certain letter agreement between the Buyer and the Sellers of even date herewith, relating to trustees of the Trust.

                                   ARTICLE II
                      PURCHASE OF ASSETS AND PURCHASE PRICE
                      -------------------------------------

        2.1 Sale of Assets. Subject to the terms and conditions set forth in this Agreement, the Seller agrees to sell, convey, transfer, assign and deliver to the Buyer, and the Buyer agrees to purchase from the Seller on the Effective Date, all assets owned by Seller and used in or derived from the Business (other than those specifically excluded under Section 2.2 below) including the following (such assets to be referred to herein as the "Assets"):

             (a) All office equipment, service equipment, supplies, computer hardware, computer software, and data processing equipment (the "Equipment"), including the Equipment described on Schedule 2.1(a);
                                                            ---------------

             (b) All contracts, documents, franchises, licenses, instruments, agreements and other written or oral agreements relating to the Business of Seller to which Seller is a party or by which Seller or any of the Assets may be bound as well as all rights, privileges, claims and option relating to the foregoing (the "Contracts"), including the Contracts described on Schedule 2.1(b);
                                ---------------

             (c) All customer and supplier files, accounting and financial records, invoices, and other books and records relating principally to the Business (the "Books and Records"), including the Books and Records described on Schedule 2.1(c);
                      ---------------

             (d)    Employee files for those employees actually hired by Buyer;

             (e) All right, title and interest of Seller, in, to and under all service marks, trademarks, trade and assumed names, principally related to the Business together with the right to recover for infringement thereon, if any (the "Intellectual Property"), and other marks and/or names described on Schedule 2.1(e);
                                         ---------------

             (f) All advertising materials and all other printed or written materials related to the conduct of the Business;

              (g) All of the Seller's general intangibles, claims, rights of set off, rights of recoupment, goodwill, patents, inventions, trade secrets and royalty rights and other proprietary intangibles, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, which are used in the Business, and remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions (the "General Intangibles"), including the General Intangibles described on Schedule 2.1(g); and
                                                        ---------------

              (h) All goodwill and going concern value and all other intangible properties related to the Business; and

              (i)    All of Seller's Accounts Receivable.

         2.2 Excluded Assets. Seller is not selling and Buyer is not purchasing any of the following excluded assets related to the Business ("Excluded Assets"): (i) cash other than customer deposits, if any, (ii) notes receivable, and (iii) all cash equivalents and other investments, all as more specifically described on Schedule 2.2.
             ------------

         2.3 Purchase Price. Upon the terms and subject to the conditions contained herein and as consideration for the sale of the Assets and the performance by the Seller of various other matters as provided herein, the Buyer shall pay the Seller, at the Closing, the aggregate amount of the following (the "Purchase Price"):

              (i) One Million Two Hundred Sixty-Seven Thousand Seven Hundred Fifty Dollars ($1,267,750) (the "Cash Purchase Price"), paid by the wire transfer of immediately available funds; and

              (ii) Subject to the provisions of Section 2.4, a convertible subordinated promissory note in substantially the form of Exhibit A-1 in the amount of Three Hundred Forty-Five Thousand Seven Hundred Fifty Dollars and No/100 ($345,750) which shall be subordinated and convertible into shares of common stock of LRA-Texas as provided therein ("Note 1"); Note 1 shall, subject to certain cash flow requirements and certain limitations imposed by the Subordination Agreements, bear interest at an annual rate of Seven and One-Half Percent (7.5%), and provide for equal quarterly payments of accrued interest for the first year and equal quarterly payments of principal and accrued interest over a four (4) year period commencing with the fifth quarterly payment date; and

              (iii) Subject to the provisions of Section 2.4, a convertible subordinated promissory note in substantially the form of Exhibit A-2 in the amount of Six Hundred Ninety-One Thousand Seven Hundred Fifty Dollars and No/100 ($691,750) which shall be subordinated and convertible into shares of common stock of LRA-Texas as provided therein ("Note 2"); Note 2 shall bear interest at an annual rate of Six and Three-Eighths Percent (6.375%), and shall provide for equal monthly payments of accrued interest for the eight years and a final payment of principal and all accrued and unpaid interest on the eighth anniversary of the Closing Date, subject to certain limitations imposed by the Subordination Agreements.

         2.4 Determination of Final Net Worth. Each of the Closing Date Balance Sheet Report, the Closing Date Accounts Receivable Report, the Closing Date Accounts Payable Report, the Closing Date Schedule of Accrued Liabilities and the Closing Date Income Statement (collectively, the "Closing Date Reports") of the Seller shall be prepared by the Seller, as promptly as possible after the Closing. Seller's accountants shall then review and certify the Closing Date Reports, and deliver them to Buyer and Buyer's accountants within 30 days after the Closing Date. The Buyer's accountants shall review the Closing Date Reports (including any corresponding work papers of Seller's accountants) and report to the Seller's accountants in writing within 15 days of receipt thereof of any discrepancy between the Seller's accountants certification and the Buyer's accountants results of review. If Seller's accountants and Buyer's accountants cannot resolve such discrepancy within 15 days after Seller's accountants receipt of such reported discrepancy, then they shall so notify the Seller and the Buyer, and the Seller and the Buyer shall attempt to resolve the discrepancy within 15 days of such notice. If the Seller and the Buyer cannot resolve the discrepancy to their mutual satisfaction, another independent public accounting firm acceptable to the Seller and the Buyer shall be retained to review the Closing Date Reports. Such firm's conclusions as to the carrying values to appear on the Closing Date Reports for purposes of determining the Final Net Worth of the Seller shall be conclusive. The Seller and the Buyer shall share equally in the expenses of retaining such accounting firm. The Buyer shall pay the expenses of the Buyer's accountants for their review of the Closing Date Reports, and the Seller shall pay the expenses of Seller's accountants for their review of the Closing Date Reports.

         2.5   Adjustment of Purchase Price. The Purchase Price set forth in
Section 2.3 shall be adjusted as follows. If the Final Net Worth as finally determined pursuant to Section 2.4 shall be more than the Guaranteed Net Worth, then the original principal amounts of Note 1 and Note 2 shall be increased as follows: Note 1 shall be increased by 33 and 1/3% of the amount of the increase and Note 2 shall be increased by 66 and 2/3% of the amount of the increase. If the Final Net Worth of Seller as finally determined pursuant to Section 2.4 shall be less than the Guaranteed Net Worth, then the original principal amounts of Note 1 and Note 2 shall be decreased as follows: Note 1 shall be decreased by 33 and 1/3% of the amount of the increase and Note 2 shall be decreased by 66 and 2/3% of the amount of the increase.

         2.6 Assumption of Liabilities. Subject to the exceptions and exclusions of this Section 2.6, the Buyer agrees that on the Effective Date, it will assume and agree to perform and pay when due: (i) all Trade Payables, (ii) all unperformed and unfulfilled obligations under the Contracts set forth on
Schedule 2.1(c), for which the Seller is not in default on or prior to the
---------------
Effective Date, (iii) all liabilities pertaining to customer deposits, (iv) a prorated portion of all franchise, Los Angeles City, business and related taxes of the Business due with respect to the 1997 calendar year (the "1997 Operational Taxes") and (v) any and all debts, liabilities and obligations relating to the Business as conducted on and after the Closing Date (collectively, the "Assumed Liabilities"). Except as otherwise specifically provided herein, the Assumed Liabilities shall not include any other debts, liabilities or obligations, whether accrued, absolute, contingent or otherwise, in contract or in tort, of the Seller or the Business, or relating to the Assets such as and including but not limited to (i) accrued income taxes, (ii) deferred income taxes, (iii) a pro rated portion of the 1997 Operational Taxes, (iv) any taxes imposed on the Seller because of the operations of any of their respective businesses or sale of the Business, (v) any of the liabilities or expenses of the Seller incurred in negotiating and carrying out its obligations under this Agreement, (vi) any obligations of the Seller owed to each Employee prior to the Closing Date under employee benefits agreements, (vii) any obligations incurred by the Seller before the Effective Date except as otherwise specifically assumed by Buyer pursuant to this Section 2.6, (viii) any liabilities or obligations incurred by the Seller in violation of, or as a result of the Seller's violation of, this Agreement, (ix) liabilities arising from sales of products or services before the Effective Date, and (x) liabilities, costs, and expenses associated with the litigation described in Schedule 3.9 hereto (all of the foregoing being
                                 ------------
hereinafter collectively referred to as the "Retained Liabilities"). Subject to Sections 7.1(E), 7.2 and 9.11 hereof, Buyer shall be permitted to recover for any damages caused by breaches of representations, warranties, covenants and agreements by Seller relating to the Assumed Liabilities.

         2.7 Allocation of Purchase Price. Within 90 days following the date of this Agreement, Buyer and Seller shall agree in writing upon the proportion of the consideration to be allocated to each of the Assets purchased pursuant to this Agreement in the manner proposed by Buyer and reasonably approved by Seller. Buyer and Seller agree that they will not take any position or action which is inconsistent with such allocation in the filing of any federal income tax returns.

         2.8 Taxes. Seller shall be liable for the payment of all sales and use taxes arising out of the sale and transfer or removal of the Assets, if any, and the assumption of the Assumed Liabilities. The Buyer shall not be responsible for any business, occupation, withholding or similar tax, or any taxes of any kind of the Seller, related to any period before the Effective Date.

         2.9 Title to Assets and Risk of Loss. Title to the Assets and risk of loss or damage to the Assets by casualty (whether or not covered by insurance) will pass to the Buyer immediately upon completion of the Closing.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

               The Seller hereby represents and warrants, except as otherwise set forth on the Schedules attached hereto, that:

         3.1 Title to Assets. Up until the Effective Date, the Seller has good, marketable and indefeasible title to the Assets free and clear of restrictions or conditions to transfer or assignment, mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights-of-way, covenants, conditions or restrictions, except with respect to those Assets subject to lease and as otherwise disclosed on Schedule 3.1. The Seller is in possession of all
                              ------------
property leased to it from others. Except for the Excluded Assets, the Assets constitute all of the material property, whether real, personal, mixed, tangible or intangible, that are used in the Business by the Seller.

         3.2 Tax Returns. Within the times and in the manner prescribed by law, including extensions permitted thereunder, the Seller has filed and will file all federal, state and local tax returns required by law and has paid and will pay all taxes, assessments and penalties, if any, due and payable in connection with the Business through the Effective Date. There are no pending, or to Seller's knowledge, threatened disputes as to taxes of any nature payable by the Seller.

         3.3   Contracts. Schedule 2.1(b) lists all of the material contracts,
                          ---------------
agreements, and other written or oral arrangements relating to the Business to which the Seller is a party, or by which the Seller or the Assets are bound. As of the Effective Date, each of the Contracts is valid and in full force and effect, and there has not been any default by the Seller or, to the best of Seller's knowledge, by any other party to any of the Contracts, or any event that with notice or lapse of time or both, would constitute a default by the Seller or, to the best of Seller's knowledge, any other party to any of the Contracts. Except as shall be disclosed in Schedule 2.1(b), each Contract is
                                           ---------------
assignable to the Buyer without the consent of any other party. The Seller will obtain and deliver at Closing all of the requisite consents relating to the items set forth on Schedule 2.1(b). Seller has not received notice that any
                   ---------------
party to any of the Contracts intends to cancel or terminate any of the Contracts or exercise or not exercise any options that they might have under any of the Contracts. In the event any of the Contracts are, or are later determined to be, non-assignable, and the other party to any such Contracts refuses to consent to the assignment of same, then the Seller shall subcontract to the Buyer or its designee, if the Buyer so desires, the remaining work on such Contracts, and the Seller shall forward to the Buyer or its designee all proceeds of such Contracts received by the Seller; provided, however, that Seller shall be reimbursed for any reasonable out-of-pocket expenses incurred by it.

         3.4 Equipment. All of the Equipment owned or leased by the Seller is described on Schedule 2.1(a) attached hereto. Except as disclosed on Schedule
             ---------------                                         --------
2.1(a), none of the Equipment will be, at the Effective Date, held under any
------
security agreement, conditional sales contract, or other title retention or security arrangement.

         3.5   Inventory.  The Seller does not carry or maintain any inventory.

         3.6   Licenses. Except as set forth on Schedule 3.6, the Business of
                                                ------------
Seller does not require any governmental licenses or permits or authorization, consent or approval of, or filing with, any public body or governmental authority.

         3.7 Employment Contracts. The Seller does not have any employment contracts, collective bargaining agreements, pension, bonus, or profit sharing plans providing for employee remuneration or benefits.

         3.8 Compliance with Laws. The Seller has complied with, and is not in violation of, applicable federal, state or local statutes, laws, and regulations (including, without limitation, any applicable building or other law, ordinance or regulation) that affect, directly or indirectly, any of the Assets or the Business, except where the failure to so comply would not have a material adverse effect. There are not any uncured violations, known to Seller, of federal, state or municipal laws,ordinances, orders, regulations or requirements affecting any portion of the Assets or the Business.

         3.9   Litigation. Except as disclosed in Schedule 3.9, there is no
                                                  ------------
suit, action, arbitration or legal, administrative or other proceeding or governmental investigation pending or, to the best of Seller's knowledge, threatened against or affecting the Seller, the Assets, or the Business that could result in a material adverse effect on the Business.

         3.10 No Breach or Violation. As of the Effective Date and except as set forth on Schedule 3.10, the consummation of the transactions contemplated by
             -------------
this Agreement will not result in or constitute any of the following: (i) a default or an event that, with notice or lapse of time or both, would be a default, breach or violation, or give rise to a right of modification, termination, cancellation or acceleration of any obligation or to a loss of a benefit under, except for third party consents described in this Agreement or any schedule prepared and delivered in connection herewith, of any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, security agreement, concession, franchise, permit or other agreement, instrument or arrangement by which the Assets, the Business or the Seller may be affected, or to which the Assets, the Business or the Seller may be bound, (ii) the creation or imposition of any lien, charge, or encumbrance on any of the Assets or the Business, or (iii) a breach of any term or provision of this Agreement, except for breaches and violations that could not reasonably be expected to have a material adverse effect on the Business.

         3.11 Authority. Each of the Giammancos has the full right, power, legal capacity and authority to execute, deliver and perform Seller's obligations under this Agreement and the Employment Agreement, the Employment Side Letter Agreement, the Bill of Sale, the Registration Rights Agreement, the Contingent Stock Pledge Agreement, the Trust Side Letter Agreement and the Subordination Agreements (collectively, the "Seller Ancillary Agreements"). The Trust has the full right, power, legal capacity and authority to execute, deliver and perform Seller's obligations under this Agreement and the Seller Ancillary Agreements. The Giammancos have delivered to Buyer a true and correct copy of all instruments evidencing or creating the Trust, which has been properly formed in accordance with the laws of the State of California under the Declaration of Trust dated August 21, 1996 and has not been amended, modified, revoked or rescinded since such date. The sole trustees of the Trust are and have been at all times from August 21, 1996 Peter Giammanco and Leslie Giammanco (the "Trustees"). The Trustees have full authority to enter into this Agreement and the Seller Ancillary Agreements on behalf of the Trust. No approvals or consents of any persons other than the Seller are necessary in connection herewith, except as set forth on Schedule 2.1(b).
                                 ---------------

         3.12   Personnel. Schedule 1-A sets forth a complete and accurate list
                           ------------
of all Employees employed by Seller in connection with the Business. At or after Closing, the Seller shall deliver such additional information as the Buyer shall reasonably request with respect to such Employees.

         3.13 Valid and Binding Obligations. Upon execution and delivery, each of this Agreement, the Seller Ancillary Agreements and each other document, instrument and agreement to be executed by the Seller in connection herewith, will constitute the legal, valid, and binding obligation of the Seller, enforceable in accordance with its terms, except as limited by bankruptcy laws, insolvency laws, and other similar laws affecting the rights of creditors generally.

         3.14   Leased Assets. Schedule 3.14 contains a description of all of
                               -------------
the real and personal property leased pursuant to the Contracts, which are the only assets used in the conduct of the Business which are not owned by the Seller. The Seller is not in default of any such lease.

         3.15 Financial Statements. The financial statements of Seller consist of an unaudited balance sheet and unaudited income statement for the fiscal years ending December 31, 1993, December 31, 1994, December 31, 1995 and December 31, 1996, together with unaudited balance sheets and unaudited income statements of Seller for the two-month period ended February 28, 1997 (collectively the "Financial Statements"). Each of the Financial Statements (i) fairly presents the financial position of Seller as of each respective Financial Statement date, and the results of its operations for the respective periods indicated, (ii) were true and correct in all material respects as of the respective dates thereof, and (iii) were prepared consistently and in accordance with Seller's past practices. In addition, Seller has provided at least four (4) days prior to Closing the following, all of which are unaudited: (i) a Balance Sheet Report dated as of February 28, 1997, (ii) Accounts Receivable Reports dated as of February 28, 1997 and March 31, 1997, (iii) Accounts Payable Reports dated as of February 28, 1997, (iv) a Schedule of Accrued Liabilities dated as of February 28, 1997 and (v) an income statement dated as of March 31, 1997.

         3.16 Employee Benefits. Seller has no "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         3.17   Absence of Certain Changes or Events. Except as disclosed in
Schedule 3.17(a) with regard to the Business and the Assets, since December 31,
----------------
1996, there has been no:

                (i) material adverse change in the condition, financial or otherwise, of the Seller, the Assets or the Business;

                (ii)  waiver of any right of or claim held by the Seller;

                (iii) material loss, destruction or damage to any property of the Seller, whether or not insured;

                (iv) material change in the personnel of the Seller or the terms or conditions of their compensation or employment;

                (v) acquisition or disposition of any assets (or any contract or arrangement therefor), nor any other transaction by the Seller otherwise than for value and in the ordinary course of business;

                (vi) transaction by the Seller except in the ordinary course of business;

               (vii) capital expenditure by the Seller exceeding $5,000 except in the ordinary course of business;

               (viii) change in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) by the Seller;

               (ix)   re-valuation by the Seller of any of its Assets;

               (x) amendment, modification or termination of any Contract or license to which the Seller is a party, except in the ordinary course of business;

               (xi) mortgage, pledge or other encumbrance of any of the Assets;

               (xii) litigation or facts or circumstances that could result in litigation that, if adversely determined, might reasonably be expected to have a material adverse effect on Seller, Seller's financial condition, Seller's prospects, the Business or the Assets;

               (xiii) other event or condition of any character that has or might reasonably be expected to have a material adverse effect on the Business, Assets or financial condition of the Seller; or

               (xiv) agreement by the Seller to do any of the things described in the preceding clauses (i) through (xiii).

Except as disclosed in Schedule 3.17(b), there have been no contractual
                       ----------------
commitments by Seller to spend more than $10,000 per contractual commitment over a continuous 12-month period.

         3.18  Consents and Approvals. Except as set forth on Schedule 3.18 no
                                                              -------------
consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by the Seller in connection with the execution, delivery or performance of this Agreement by Seller or the consummation of the transactions contemplated hereby by Seller.

         3.19 Brokers. Neither Seller nor any of Seller's Affiliates has employed any broker, agent, or finder, or incurred any liability for any brokerage fees, agent's fees, commission or finder's fees in connection with the transactions contemplated herein.

         3.20 Sale of Assets. For purposes of determining whether a sales and use tax charge is applicable, the sale of the Assets constitutes: (i) the sale of the entire operating assets of a business or of a separate division, branch, or identifiable segment of a business, and (ii) a sale outside the ordinary course of Seller's business, and represents an isolated or occasional sale by a seller who does not regularly engage in such business. The income and expenses of the Business can be separately established from the Books and Records in the same manner as previously provided to Buyer.

         3.21 Absence of Certain Business Practices. Neither the Seller nor any agent of the Seller, nor to Seller's best knowledge, any other person acting on Seller's behalf, has, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any customer, supplier, government employee of the United States or any state or foreign government, or other person who is or may be in a position to help or hinder the Business which
(1) would subject the Seller to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (2) if not given in the past, would have an adverse effect on the Business, or (3) if not continued in the future, would have a material adverse effect on the Business or the Assets, or which would subject the Seller to suit or penalty in a private or governmental litigation or proceeding.

         3.22   Liens on Assets. Except as set forth on Schedule 3.22, all liens
                                                        -------------
or security interests of any third party as to any of the Assets have been removed on or before the Effective Date, and the Seller has furnished evidence thereof to Buyer.

         3.23 Customers. To the best of Seller's knowledge, Schedule 3.23
                                                            -------------
contains a true and correct list of all customers of the Business within the period beginning January 1, 1996 and ending on the Effective Date (the "Customers"). Except as set forth on Schedule 3.23, the Seller has no
                                     -------------
information, nor is the Seller aware of any facts, indicating that any of the material Customers intend to cease doing business with the Seller.

         3.24   Insurance Policies. Schedule 3.24 to this Agreement is a
                                    -------------
description of all insurance policies held by the Seller concerning the Business and Assets. The Seller has maintained and now maintains insurance protection against all liabilities, claims and risks against which, with respect to the Business and the Assets, it is customary to insure.

         3.25 Interest in Customers, Suppliers and Competitors. Except as set forth in Schedule 3.25, neither the Seller, nor any Affiliate, spouse or child
         -------------
of the Seller, has any direct or indirect interest in any competitor, supplier or customer of any of them, has any direct or indirect interest in any competitor, supplier or customer of the Seller, or in any person from whom or to whom the Seller leases any property, or in any other person with whom the Seller is doing business.

         3.26 Full Disclosure. This Agreement, the Seller Ancillary Agreements, the Schedules and Exhibits hereto and thereto, and all other documents and written information furnished by the Seller to the Buyer pursuant hereto or in connection herewith, are true, complete and correct, and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading. To the best of Seller's knowledge, there are no facts or circumstances relating to the Assets or the Business which adversely affect or might reasonably be expected to adversely affect the Assets, the Business, or the ability of the Seller to perform this Agreement, the Seller Ancillary Agreements or any of Seller's obligations hereunder or thereunder.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

               Each of Buyer and Parent represents and warrants, except as otherwise set forth on the Schedules attached hereto, that:

         4.1 Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all the necessary corporate powers to own its properties and to carry on its business as now owned and operated by it. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all the necessary corporate powers to own its properties and to carry on its business as now owned and operated by it.

         4.2 Authority. Each of Buyer and Parent, as applicable, has the right, power, legal capacity, and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which it is a party. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby by each of Buyer and Parent, as applicable, have been duly authorized by all necessary corporate action.

         4.3 Valid and Binding Obligations. Upon execution and delivery, each of this Agreement and the Ancillary Agreements to which it is a party will constitute the legal, valid, and binding obligation of Buyer or Parent, as applicable, enforceable in accordance with its terms, except as limited by bankruptcy laws, insolvency laws, and other similar laws affecting the rights of creditors generally.

         4.4 Brokers. Neither Buyer nor any of its respective Affiliates, officers, directors, or employees, has employed any broker, agent, or finder, or incurred any liability for any brokerage fees, agent's fees, commissions or finder's fees in connection with the transactions contemplated herein, except for the fee payable to The GulfStar Group, Inc., which fee shall be paid solely by Buyer or its Affiliates in connection with this transaction.

         4.5 No Operations. Buyer is a recently formed California corporation, with no operations to date, and has no liabilities or obligations, except as may arise under this Agreement and the Ancillary Agreements to which it is a party and obligations that may be imposed by applicable federal, state or local law.

         4.6   Consents, Violations and Authorizations.

               (a)   Except as set forth on Schedule 4.6, neither the Buyer nor
                                            ------------
the Parent is a party to or bound by any mortgage, indenture, lien, deed of trust, lease, agreement, permit, concession, franchise, license, instrument, order, judgment or decree which would require the consent of another to the execution of this Agreement or the Ancillary Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

               (b) Neither the execution and delivery of this Agreement or the Ancillary Agreements to which it is a party nor the consummation of the transactions contemplated hereby or thereby will (i) violate any provision of the Articles of Incorporation or Bylaws of either Buyer or Parent or (ii) conflict with, or result (immediately or upon the giving of notice or the passage of time or both) in any violation of or any default under, or give rise to a right of modification, termination, cancellation or acceleration of any obligation or to a loss of a benefit under, any mortgage, indenture, lease, instrument, permit, concession, franchise, license or other agreement which either the Buyer or Parent or its properties or assets is a party to, beneficiary of, or bound by, or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to either the Buyer or Parent or its properties or assets, other than such conflicts, violations or defaults or possible modifications, terminations, cancellations or accelerations which individually or in the aggregate do not and will not have a material adverse effect on the Buyer or the Parent.

               (c) No authorization, consent or approval of, or filing with, any public body or governmental authority is necessary for the consummation by the Buyer or Parent of the transactions contemplated by this Agreement or the Ancillary Agreements to which it is a party.

         4.7 Financial Statements. Buyer has delivered to Seller the unaudited consolidated balance sheet, unaudited consolidated income statement, and unaudited consolidated cash flow statement of Parent for the one and one-half month period ended February 28, 1997 (the "Parent Financial Statements"). Each of the Parent Financial Statements (i) fairly presents the financial position of Parent and its consolidated subsidiaries as of each respective Parent Financial Statement date, and the results of their operations for the respective periods indicated, and (ii) were true and correct in all material respects as of the respective dates thereof, subject to finalization of purchase accounting adjustments in accordance with GAAP.

         4.8 Absent Certain Changes. Since February 28, 1997, there have been no (a) material adverse changes in the business, financial condition, assets, operations or prospects of Parent, (b) amendments, modifications or terminations of any material contract applicable to Parent, (c) any changes in the accounting methods or practices of Parent or (d) any litigation or facts or circumstances that could result in litigation that, if adversely determined, might reasonably be expected to have a material adverse effect on Parent or on its business, financial condition or prospects.

         4.9 Full Disclosure. No representation or warranty of the Buyer or Parent in this Article IV or in any other Article of this Agreement or in the Ancillary Agreements to which it is a party or any schedule, exhibit, certificate or other document furnished or to be furnished by the Buyer or Parent to the Seller pursuant to this Agreement or the Ancillary Agreements to which it is a party, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made herein or therein not misleading.


                                   ARTICLE V
                           COVENANTS OF THE PARTIES
                           ------------------------

         Buyer and Seller covenant and agree as follows:

         5.1 Conduct of the Business. Except as otherwise permitted by this Agreement or consented to by Buyer in writing, Seller shall conduct the Business in the ordinary course in substantially the same manner as heretofore, using its best efforts to preserve intact its present business organization, to keep available the services of its Employees, and to preserve its relationships with its customers, suppliers, service providers and others having business dealings with it.

         5.2 Certain Changes. Except as otherwise permitted by this Agreement or consented to by Buyer in writing, Seller shall not (a) subject any of the Assets to any lien or encumbrance, (b) dispose of any of the Assets, (c) grant any increase in compensation or benefits to any Employee, except for periodic bonuses in the ordinary course consistent with past practices, (d) materially modify any of the Assumed Liabilities, or (e) with respect to the Business, perform any act outside the ordinary course of the Business except as otherwise contemplated by this Agreement.

         5.3 Insurance. Seller maintains and shall continue to maintain through the Closing the insurance coverage set forth in the list previously provided to Buyer.

         5.4 Bulk Sales. It may not be practicable to comply or attempt to comply with the procedures of Division 6 of the California Commercial Code (the "California Bulk Sales Laws"). Accordingly, to induce Buyer to waive any requirements for compliance with any or all of such laws, Seller hereby agrees that except for the Assumed Liabilities, the indemnity provisions of Article VII hereof shall apply to any damages of Buyer arising out of or resulting from the failure of Buyer or Seller to comply with the California Bulk Sales Laws.

                                  ARTICLE VI
                                  THE CLOSING
                                  -----------

         6.1 Closing. Payment of the Purchase Price required to be made by the Buyer to the Seller and the transfer of the Assets by the Seller and the other transactions contemplated hereby shall take place on the Closing Date at the offices of Boyer, Ewing and Harris Incorporated, 9 Greenway Plaza, Suite 3100, Houston, Texas 77046 or by fax unless the time or location is changed by mutual agreement of the Parties. At the Closing, (a) the Seller will deliver to the Buyer and Parent the various certificates, instruments, and documents referred to in Section 6.2 below, (b) the Buyer and Parent will deliver to the Seller the various certificates, instruments, and documents referred to in Section 6.3 below, and (c) the Buyer will deliver to the Seller the Purchase Price specified in Section 2.3 above.

         6.2 Conditions to Obligations of the Buyer and Parent. The obligation of the Buyer and Parent to proceed with the Closing and consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (a) the representations and warranties of Seller hereunder shall be true and correct in all material respects at and as of the Closing Date;

               (b) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               (c) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely in any material respect the rights in and to the Assets (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

               (d) the Seller shall have delivered to the Buyer and Parent a certificate to the effect that each of the conditions specified above in Section 6.2(a) -(c) is satisfied in all respects;

               (e) the Buyer and Parent shall have received from counsel to the Seller an opinion in form and substance acceptable to Buyer and Parent , addressed to the Buyer and Parent, and dated as of the Closing Date containing such assumptions and qualifications as may be reasonably acceptable to legal counsel to Buyer and Parent;

               (f) Peter Giammanco shall have entered into an Employment Agreement with Buyer in the form attached hereto as Exhibit B ("Employment Agreement");

               (g) Seller shall have entered into with Parent a Registration Rights Agreement in a form similar to those previously entered into by similarly situated shareholders of Parent and reasonably acceptable to Parent and its counsel (the "Registration Rights Agreement");

               (h) the Seller shall have delivered to Buyer instruments of assignment and transfer or bills of sale signed by Seller as the Buyer shall reasonably request, including the Bill of Sale in substantially the form attached hereto as Exhibit C (the "Bill of Sale");

               (i) Seller shall have delivered to Buyer an Affidavit of Title and Ownership in form reasonably satisfactory to Buyer and its counsel;

               (j) Seller shall have entered into with Buyer a Contingent Stock Pledge Agreement in substantially the form attached hereto as Exhibit D (the "Stock Pledge Agreement");

               (k) Seller shall have entered into the Subordination Agreements on terms substantially similar to those contained in subordination agreements executed by creditors of a similar class of Parent or its subsidiaries;

               (l) Buyer shall have completed its due diligence review of Seller and the Business and been satisfied with the results;

               (m) the Board of Directors of Buyer and Parent shall have approved the terms of this transaction;

               (n) Seller shall have delivered to Buyer and Parent all other items required to be delivered hereunder or as may be requested which are reasonably necessary or would reasonably facilitate consummation of the transactions contemplated hereby; and

               (o) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer and Parent.

The Buyer and Parent may waive any condition specified in Section 6.2 if they execute a writing so stating at or prior to the Closing Date.

         6.3 Conditions to Obligations of the Seller. The obligation of the Seller to proceed with Closing and consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (a) the representations and warranties of Buyer and Parent hereunder shall be true and correct in all material respects at and as of the Closing Date;

               (b) each of Buyer and Parent shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               (c) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

               (d) each of Buyer and Parent shall have delivered to the Seller a certificate to the effect that each of the conditions applicable to it which are specified above in Section 6.3(a)-(c) is satisfied in all respects;

               (e) the Seller shall have received from counsel to the Buyer an opinion in form and substance acceptable to Seller, addressed to the Seller, and dated as of the Closing

         Date containing such assumptions and qualifications as may be reasonably acceptable to Seller's legal counsel;

               (f) Parent shall have entered into the Registration Rights Agreement in a form similar to those previously entered into by similarly situated shareholders of Parent;

               (g)   the Buyer shall have paid the Purchase Price required by
         Section 2.3;

               (h) the Buyer shall have entered into the Employment Agreement and the Stock Pledge Agreement, each in a form reasonably acceptable to Seller and its counsel;

               (i) Seller shall have completed its due diligence review of Buyer and Parent and been satisfied with the results; and

               (j) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby, and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

The Seller may waive any condition specified in this Section 6.3 if Seller executes a writing so stating at or prior to the Closing.

         6.4 Insurance and Ad Valorem Taxes. The Buyer shall be obligated to procure its own insurance on the Business commencing on the Effective Date. Seller shall be solely responsible for receiving a refund of any insurance premium payments that have been prepaid. With regard to ad valorem taxes on the Assets for the 1997 tax year, the Seller and the Buyer agree that the taxes to be paid shall be prorated as of the Effective Date.

         6.5 Further Assurances. At and after the Closing, each of the Parties shall take all appropriate action and execute all documents of any kind which may be reasonably necessary or desirable to carry out the transactions contemplated hereby. The Seller, at any time at or after the Closing, will execute, acknowledge and deliver any further bills of sale, assignments and other assurances, documents and instruments of transfer, reasonably requested by the Buyer, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by the Buyer, for the purpose of assigning and confirming to the Buyer, all of the Assets. The Buyer shall notify the Seller promptly, and in no event more than ten (10) business days after the Buyer's receipt, of any tax inquiries or notifications thereof which relate to any period prior to the Effective Date, and the Seller shall prepare and deliver responses to such inquiries as the Seller deems necessary or appropriate. In addition, the Seller shall make available the books and records of the Business during reasonable business hours and take such other actions as are reasonably requested by the Buyer to assist the Buyer in the operation of the Business.

         6.6 Availability of Records to the Seller. For a period of three (3) years following the Closing Date, Buyer shall make available to the Seller such of the Books and Records relating to the Business prior to the Closing Date as the Seller may reasonably require after the Closing Date in connection with any tax determination, defense of any claim against the Seller relating to the conduct of the Business prior to the Closing Date or for any other reason. During such time, Buyer agrees not to destroy any files or records which are subject to this Section 6.6 without giving reasonably notice to the Seller, and within 15 business days of receipt of such notice, the Buyer may cause to be delivered to Seller the records intended to be destroyed, at the Seller's expense.

         6.7 Termination of Employment of the Seller's Employees. Buyer may terminate any Employee at any time. Seller shall pay all wages, benefits, accrued vacation, sick pay and any other benefits any of the Employees are entitled to receive before the Closing Date.

         6.8 Confidential Information. After the Closing and except as otherwise specifically permitted in this Agreement, each party to this Agreement agrees, on behalf of itself and its Affiliates, to use reasonable efforts not to divulge, communicate, use to the detriment of any other party to this Agreement or its Affiliates or for the benefit of any other person or persons, any confidential information or trade secrets of such other party with respect to the Assets or the Business, including personnel information, secret processes, know-how, customer lists, formulae, or other technical data; provided, if any party to this Agreement or any of its Affiliates is compelled to disclose such information to any tribunal, regulatory or governmental authority or agency or else stand liable for contempt or suffer other censure and penalty, such party may so disclose such information without any liability hereunder.

         6.9 Assignment of Contracts. On or before the Effective Date, Seller shall have delivered to Buyer all of the Contracts presently in force and shall have effected a valid assignment of all of Seller's rights and obligations thereunder.

         6.10 Shareholders' Agreement; Investment Representations. No shares of Parent Stock can or will be issued upon conversion of Note 1 and Note 2 until Seller becomes a party to a Shareholders' Agreement in the form required by the Parent ("Shareholders' Agreement") and gives appropriate investment representations concerning knowledge about the investment and acknowledgments of any applicable restrictions on transferability.

         6.11 Customer List. On or before 45 days following the Effective Date, Seller shall deliver to Buyer a new Schedule 3.23, revised to show the total receipts of the Business attributable to each listed Customer during the period beginning January 1, 1996 and ending on the Effective Date.

                                  ARTICLE VII
                                INDEMNIFICATION
                                ---------------

         7.1   Indemnification.

               A. By the Seller. Subject to Section 7.1(E) hereof, the Seller, shall indemnify, save, defend and hold harmless the Buyer and Buyer's shareholders and the directors, officers, partners, agents and employees of each (collectively, the "Buyer Indemnified Parties") from and against any and all costs, lawsuits, losses, liabilities, deficiencies, claims and expenses, including interest, penalties, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively referred to herein as "Damages"), (i) incurred in connection with or arising out of or resulting from or incident to any breach of any covenant, breach of warranty as of the Effective Date, or the inaccuracy of any representation as of the Effective Date, made by the Seller in or pursuant to this Agreement or any other agreement contemplated hereby or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by the Seller or its Affiliates under this Agreement, or (ii) based upon, arising out of, or otherwise in respect of any liability or obligation of the Business or relating to the Assets relating to any period prior to the Effective Date, other than those Damages based upon or arising out of the Assumed Liabilities; provided, however, that the Seller shall not be liable for any such Damages to the extent, if any, such Damages result from or arise out of a breach or violation of this Agreement by any Buyer Indemnified Parties.

               B. By the Parent and the Buyer. Subject to Section 7.1(E) hereof, the Parent and the Buyer, jointly and severally, shall indemnify, save, defend and hold harmless the Seller and Seller's successors in interest or heirs (collectively, the "Seller Indemnified Parties") from and against any and all Damages (i) incurred in connection with or arising out of or resulting from or incident to any breach of any covenant, breach of warranty as of the Effective Date, or the inaccuracy of any representation as of the Effective Date, made by Parent and/or the Buyer in or pursuant to this Agreement or any other agreement contemplated hereby or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by the Parent and/or the Buyer under this Agreement, or (ii) based upon, arising out of or otherwise in respect of any liability or obligation of the Business or relating to the Assets (a) relating to any period on and after the Effective Date, other than those Damages based upon or arising out of the Retained Liabilities, or (b) arising out of facts or circumstances existing on and after the Effective Date, other than those Damages based upon or arising out of the Retained Liabilities; provided, however, that neither Parent nor Buyer shall be liable for any such Damages if such Damages result from or arise out of a breach or violation of this Agreement by any Seller Indemnified Parties.

               C. Defense of Claims. If any lawsuit or enforcement action is filed against any Party entitled to the benefit of indemnity hereunder, written notice thereof describing such lawsuit or enforcement action in reasonable detail and indicating the amount (estimated, if necessary) or good faith estimate of the reasonably foreseeable estimated amount of Damages (which estimate shall in no way limit the amount of indemnification the indemnified Party is entitled to receive hereunder), shall be given to the indemnifying Party as promptly as practicable (and in any event within ten (10) days, after the service of the citation or summons) ("Notice of Action"); provided that the failure of any indemnified Party to give timely notice shall not affect its rights to indemnification hereunder to the extent that the indemnified Party demonstrates that the amount the indemnified Party is entitled to recover exceeds the actual damages to the indemnifying Party caused by such failure to so notify within ten (10) days and so long as the indemnifying Party is not materially prejudiced by the failure to receive such notice. The indemnifying Party may elect to compromise or defend any such asserted liability and to assume all obligations contained in this
Section 7.1 to indemnify the indemnified Party by a delivery of notice of such election ("Notice of Election") within ten (10) days after delivery of the Notice of Action. Upon delivery of the Notice of Election, the indemnifying Party shall be entitled to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying Party's sole cost, risk and expense, and such indemnified Party shall cooperate in all reasonable respects, at the indemnifying Party's sole cost, risk and expense, except with respect to the fees and expenses of the indemnified Party's attorney, which shall be borne by the indemnified Party, with the indemnifying Party and such attorneys in the investigation, trial, and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified Party may, at its own cost, risk and expense, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. If the Notice of Election is delivered to the indemnified Party, the indemnified Party shall not pay, settle or compromise such claim without the indemnifying Party's consent, which consent shall not be unreasonably withheld. If the indemnifying Party elects not to defend the claim of the indemnified Party or does not deliver to the indemnified Party a Notice of Election within ten (10) days after delivery of the Notice of Action, the indemnified Party may, but shall not be obligated to defend, provided that in no circumstances shall the indemnified Party compromise or settle the claim or other matter on behalf or for the account of the indemnifying Party without the consent of the indemnifying Party, which shall not be unreasonably withheld.

               D. Third Party Claims. The provisions of this Section 7.1 are not limited to matters asserted by the Parties, but cover Damages incurred in connection with third party claims. The indemnity hereunder is in addition to any and all rights and remedies of the Parties in connection herewith.

               E. Limitation on Indemnification. Notwithstanding the other provisions of this Section 7.1, Seller shall not be liable to Buyer Indemnified Parties, and Parent and Buyer shall not be liable to Seller Indemnified Parties, for the first $25,000 in aggregate Damages suffered by such indemnified Parties; provided, however, that once any such indemnified Parties have suffered Damages aggregating in excess of $25,000, the indemnifying Party shall reimburse the indemnified Parties for the full amount of such Damages, including the $25,000 in Damages initially excluded. In no event shall the aggregate Damages payable by an indemnifying Party to indemnified Parties exceed the Purchase Price.

         7.2 Survival of Representations and Warranties. All of the representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing hereunder and continue in full force and effect for two (2) years thereafter, except that the representations and warranties contained in Sections 3.1 and 3.2 shall survive for a period of three
(3) years after Closing.

                                 ARTICLE VIII
                                   REMEDIES
                                   --------

         8.1 Specific Performance; Remedies. Each of the Parties hereby agrees that the transactions contemplated by this Agreement are unique, and that each Party shall have, in addition to any other legal or equitable remedy available to it, the right to enforce this Agreement by decree of specific performance. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing Party or Parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding in addition to any other remedies to which it, he or they may be entitled at law or equity. The rights and remedies granted herein are cumulative and not exclusive of any other right or remedy granted herein or provided by law.

                                  ARTICLE XI
                                 MISCELLANEOUS
                                 -------------

         9.1 Fees. Except as expressly set forth herein to the contrary, each Party shall be responsible for all costs, fees and expenses (including attorney and accountant fees and expenses) paid or incurred by such Party in connection with the preparation, negotiation, execution, delivery and performance of this Agreement, or otherwise in connection with the transaction contemplated hereby.

         9.2 Modification of Agreement. This Agreement may be amended or modified only in writing signed by all of the Parties.

         9.3 Notices. All notices, consents, demands or other communications required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given when delivered personally or telefaxed with receipt of transmission confirmed during regular business hours during a business day to the appropriate location described below, or three (3) business days after posting thereof by United States first-class, registered or certified mail, return receipt requested, with postage and fees prepaid and addressed as follows:

               IF TO SELLER:         Peter and Leslie Giammanco
                                     The Giammanco Family Trust
                                     15250 Ventura Boulevard, Suite 410
                                     Sherman Oaks, California 91403
                                     Phone:  818/995-0600
                                     Fax:    818/995-4248

               With a copy to:       Timothy F. Sylvester
                                     Riordan & McKinzie
                                     300 S. Grand Ave. 29th Floor
                                     Los Angeles, California 90071
                                     Phone:  213/229-8421
                                     Fax: 213/229-8550


               IF TO BUYER:     Richard O. Looney
                                Litigation Resources of America-California, Inc.
                                650 First City Tower, 1001 Fannin
                                Houston, Texas 77002
                                Phone:  713/653-7100

               IF TO PARENT:    Richard O. Looney
                                Litigation Resources of America, Inc.
                                650 First City Tower, 1001 Fannin
                                Houston, Texas 77002
                                Phone:  713/653-7100
                                Fax:   713/653-7172
                                Fax:   713/653-7172

               With copy to:    J. Randolph Ewing
                                Boyer, Ewing & Harris Incorporated
                                Nine Greenway Plaza, Suite 3100
                                Houston, Texas  77046
                                Phone: 713/871-2025
                                Fax: (713) 871-2024

Any addressee at any time by furnishing notice to the other addressees in the manner described above may designate additional or different addresses for subsequent notices or communications.

         9.4 Severability. The invalidity or unenforceability of any provision of this Agreement shall not invalidate or affect the enforceability of any other provision of this Agreement.

         9.5 Entire Agreement; Binding Effect. This Agreement and the Ancillary Agreements set forth the entire agreement among the Parties with respect to the subject matter hereof. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

         9.6 Waiver. No delay in the exercise of any right under this Agreement shall waive such rights. Any waiver, to be enforceable, must be in writing.

         9.7 Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas.

         9.8 Assignment. The Seller shall not assign this Agreement or any interest herein .

         9.9 Headings. Headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         9.10 Schedules and Exhibits. All Schedules and Exhibits attached to this Agreement or to be delivered by the Seller, upon review and approval by the Buyer, are and shall be hereby incorporated in and made a part of this Agreement. All Schedules to this Agreement must be delivered no later than four (4) days prior to Closing, in order to provide the Buyer ample time to review and evaluate the items described therein and disclosed thereby. Although the Schedules remain subject to the review and approval of the Buyer, no such review or approval shall constitute a waiver by the Buyer of any breach or default caused by the inaccuracy or incompleteness of any Schedule, the accuracy and completeness of the Schedules being the sole responsibility of the Seller.

         9.11 Offset; Remedies. To the extent not otherwise prohibited by applicable law, (i) all amounts due and owing by the Buyer to the Seller under this Agreement, Note 1, Note 2, or any document, instrument, or agreement executed in connection herewith, and (ii) the Parent Shares, if issued, shall be subject to offset by the Buyer to the extent of any Damages incurred by Buyer that have triggered an indemnification obligation of Seller under Section 7.1.A. In the event Buyer elects to offset any such Damages, Buyer shall furnish Seller notice containing detailed information with respect to such Damages, the specific obligation of Seller that triggered such Damages and such other information as may be reasonably appropriate in respect of Seller's consideration of such claim (an "Offset Claim"). Seller shall have twenty (20) days after receipt of such information to dispute any such Offset Claim, and shall so notify Buyer of the basis for such dispute. If the Parties are unable to resolve such dispute within fifteen (15) days, the Offset Claim shall be submitted to arbitration, as further described in Section 9.15. If Seller agrees to pay such Offset Claim or fails to contact Buyer within such twenty (20) day period, and pending final resolution of any Offset Claim which has been submitted to arbitration, the offset shall be applied as follows (the act of offsetting by Buyer shall be referred to as an "Offset"): (a) First against Note 1 until the full amount of Note 1, both principal and interest, has been repaid,
(b) next against Note 2 until the full amount of Note 2, both principal and interest, has been repaid, and (c) finally, against the Parent Shares. In order to secure the Buyer's offset rights against the Parent Shares, Buyer and Seller shall execute the Stock Pledge Agreement. Upon issuance, the Parent Shares shall have a restrictive legend typed on the back thereof specifying that the Parent Shares are subject to a right of offset as specified in the Agreement. The Seller acknowledges and agrees that but for the right of Offset contained in this Agreement, the Buyer would not have entered into this Agreement or any of the transactions contemplated herein. Notwithstanding anything contained herein to the contrary, the offset rights of Buyer hereunder shall terminate in the manner set forth in Section 7.2.

         9.12 Rights and Liabilities of Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Parties and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any Party to this Agreement, nor shall any provision give any third person any right of subrogation or action over against any Party to this Agreement.

         9.13 Survival. Subject to Section 7.2, this Agreement, including but not limited to all covenants, warranties, representations and indemnities contained herein, shall survive the Closing, and the Bill of Sale and all other documents, instruments or agreements relating to the Assets and the transactions contemplated herein shall not be deemed merged therein.

         9.14 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall have the force and effect of an original, and all of which shall constitute one and the same agreement.

         9.15 Arbitration. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if such dispute cannot be settled through negotiation, the Parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration, litigation, or some other dispute resolution procedure as required by this Section 9.15. Failing an adequate resolution by mediation, any controversy or claim arising out of or relating to this Agreement or the transactions contemplated hereby, including any controversy or claim arising out of or relating to the Parties' decision to enter into this Agreement, shall be settled by binding arbitration. There shall be one arbitrator to be mutually agreed upon by the Parties involved in the controversy and to be selected from the National Panel of Commercial Arbitrators (or successor panel, if any). If within 45 days after service of the demand for arbitration the Parties are unable to agree upon such an arbitrator who is willing to serve, then an arbitrator shall be appointed by the American Arbitration Association in accordance with its rules. Except as specifically provided in this Section 9.15, the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall not render an award of punitive damages. Any arbitration hereunder shall be held in Los Angeles, California. Expenses related to the arbitration, including counsel fees, shall be borne by the Party incurring such expenses except to the extent otherwise provided in Section 9.16 herein. The fees of the arbitrator and of the American Arbitration Association, if any, shall be divided equally among the Parties involved in the controversy. Judgment upon the award rendered by the arbitrator (which may, if deemed appropriate by the arbitrator, include equitable or mandatory relief with respect to performance of obligations hereunder) may be entered in any court of competent jurisdiction.

         9.16 Attorneys' Fees. If any litigation is instituted to enforce or interpret the provisions of this Agreement or the transactions described herein, the prevailing Party in such action shall be entitled to recover its reasonable attorneys' fees from the other Parties hereto.

         9.17 Drafting. All Parties hereto acknowledge that each Party was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against any Party hereto because one is deemed to be the author thereof.

               IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement in multiple counterparts effective as of the date first written above.

                         BUYER:
                         -----

                         LITIGATION RESOURCES OF AMERICA-
                         CALIFORNIA, INC.,
                         a California corporation

                         By: /s/ D. W. Pfleghar
                            ----------------------------------------------------
                         Name: D. W. Pfleghar
                              --------------------------------------------------
                         Title: CEO
                               -------------------------------------------------

                         PARENT:
                         ------

                         LITIGATION RESOURCES OF AMERICA, INC.,
                         a Texas corporation


                         By: /s/ D. W. Pfleghar
                            ----------------------------------------------------
                         Name: D. W. Pfleghar
                              --------------------------------------------------
                         Title: CEO
                               -------------------------------------------------


                         SELLER:
                         ------

                         GIAMMANCOS:

                         /s/ Peter Giammanco
                         -------------------------------------------------------
                         PETER GIAMMANCO, Individually

                         /s/ Leslie Giammanco
                         -------------------------------------------------------
                         LESLIE GIAMMANCO, Individually

                         TRUST:

                         By:/s/ Peter Giammanco
                            ----------------------------------------------------
                            Peter Giammanco, as a Trustee of the Giammanco Family Trust established under Declaration of Trust dated August 21, 1996 governed by the law of the State of California

                         By:/s/ Leslie Giammanco
                            ----------------------------------------------------
                            Leslie Giammanco, as a Trustee of the Giammanco Family Trust established under Declaration of Trust dated August 21, 1996 governed by the law of the State of California


Schedules
---------
1-A               Employees of Seller
2.1(a)            Equipment
2.1(b)            Contracts
2.1(c)            Books and Records
2.1(e)            Intellectual Property
2.1(g)            General Intangibles
2.2               Excluded Assets
3.1               Encumbrances on Assets
3.6               Licenses
3.9               Litigation
3.10              Breaches or Violations
3.14              Leased Assets
3.17(a and b)     Certain Changes or Events
3.18              Consents and Approvals
3.22              Liens
3.23              Customers
3.24              Insurance Policies
3.25              Interest in Customers, Suppliers and Competitors
4.6               Consents

Exhibits
--------

A-1               Note 1
A-2               Note 2
B                 Employment Agreement
C                 Bill of Sale, Assignment and Assumption Agreement
D                 Contingent Stock Pledge Agreement

Other Documents
---------------

Registration Rights Agreement
Subordination Agreements
--TCB Note 1
--TCB Note 2
--Pecks Note 1
--Pecks Note 2